Addendum to Asset Purchase Agreement



         On February 18, 1997 The Fortress Group, Inc. ("Fortress") and D.W. Hutson Construction, Inc. ("DWHC") entered into that certain Asset Purchase Agreement ("Agreement").

         Fortress and DWHC hereby amend that Agreement as follows:

                  1. The provisions of Paragraph 2.1(c) on Page 6 of the Agreement are amended to add a sentence at the end of the last paragraph which shall read:

                     "The provisions of this paragraph shall also apply to the Class C Preferred stock."

                  2. All references to Class B Preferred Stock set forth in Annex I, which is pages 26 and 27 of the Agreement, are hereby changed to read Class C Preferred Stock.

                  3. At closing Nine Million Dollars ($9,000,000.00) in cash and
1.2 Million Dollars ($1,200,000.00) in Class B Preferred Stock shall be paid to DWHC. This amount shall be subject to post-closing adjustment as provided in Sections 2.1 and 2.2 of the Agreement.

                  4. By suitable escrow agreement Fortress will pay to David Hutson the Two Million Dollars ($2,000,000.00) referred to in Paragraph 2.4(c) and not to the financial institutions referred to therein. If Fortress defaults under the agreements contained in Paragraph 2.4(c), the Two Million Dollars ($2,000,000.00) shall be used to reduce the amount owed to the financial institutions.

                  5. Fortress and DWHC agree that if the "Releases" referred to in Paragraph 2.4(b) of the Agreement are not obtained within sixty (60) days of closing, Fortress shall be in default under the Asset Purchase Agreement.









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                  6. In all other respects the Agreement shall continue in full force and effect as written.

                  DATED February 28, 1997.

Witnesses as to Fortress                 THE FORTRESS GROUP, INC.



_________________________________        By:____________________________________
                                         Its:

---------------------------------


Witnesses as to Hutson                   D.W. HUTSON CONSTRUCTION, INC.


_________________________________        By:___________________________________
                                         Its: